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                                         COMPUTATION OF EARNINGS PER SHARE                               Exhibit 11

                                CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES


                                                                                     (In Millions, Except
                                                                                      Per Share Amounts)
                                                                                       Nine Months Ended
                                                                                         September 30
                                                                                    ------------------------
                                                                                    1997                1996
                                                                                    ----                ----
       Primary and fully diluted earnings per share:
         Average shares outstanding                                                 11.4                11.7
         Net effect of dilutive stock options
           and performance shares based on
           treasury stock method using
           average market price                                                       --                  --
                                                                                    ----                ----
         Average shares and equivalents                                             11.4                11.7
                                                                                    ====                ====

         Net income applicable to average
           share and equivalents                                                   $37.0               $42.7
                                                                                   =====               =====

         Income per share                                                          $3.26               $3.66
                                                                                   =====               =====

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